Exhibit 3.311

ARTICLES OF INCORPORATION

OF

SUNRISE MOUNTAINVIEW HOSPITAL, INC.

The undersigned, acting as incorporator of a corporation under the Nevada Business Corporation Act, adopts the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is “SUNRISE MOUNTAINVIEW HOSPITAL, INC.,” and the period of its duration is perpetual.

SECOND: Its registered office in the State of Nevada is located at 502 East John Street, Carson City, Nevada, 89706. The name of its resident agent at that address is The Prentice-Hall Corporation System, Nevada, Inc.

THIRD: The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) of the par value of One Dollar ($1.00) each.

FOURTH: The purpose or purposes for which the corporation is organized are: To engage in the transaction of any or all lawful purposes for which corporations may be incorporated under the provisions of the Nevada Business Corporation Act.

FIFTH: A brief statement of the character of business which the corporation initially intends to conduct in Nevada is: The operation of an acute care hospital and other activities related to the ownership and operation of healthcare facilities and services.

SIXTH: The number of directors constituting the initial board of directors of the corporation is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Name	Address
Stephen T. Braun	201 West Main Street Louisville, KY 40202

David C. Colby	201 West Main Street Louisville, KY 40202

Richard A. Schweinhart	201 West Main Street Louisville, KY 40202

SEVENTH: The name and address of incorporator is:

Name	Address
John J. Andris, Jr.	201 West Main Street Louisville, KY 40202

I, THE UNDERSIGNED, Being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of March, 1995.

/s/ John J. Andris, Jr.
John J. Andris, Jr.

STATE OF KENTUCKY

COUNTY OF JEFFERSON

On this 6th day of March, 1995, before me, a Notary Public, personally appeared John J. Andris. Jr., who acknowledged that he executed the above instrument.

/s/ Rena K. Strader
Notary Public (Seal)

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

BY REGISTERED AGENT

The Prentice-Hall Corporation System, Nevada, Inc. hereby accepts the appointment as Resident Agent of the above named corporation.

The Prentice-Hall Corporation System, Nevada, Inc. Resident Agent

By	Date	9 March, 1995